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                                                                    Exhibit 99.1

                                IRREVOCABLE PROXY


          This IRREVOCABLE PROXY ("Proxy") is dated as of December 8, 2000 by and among FBOP Corporation, an Illinois corporation ("Buyer"), FBOP Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of Buyer ("Acquisition") and each of the stockholders of PBOC Holdings, Inc. named on the signature page(s) hereto (individually, the "Stockholder" and collectively the "Stockholders").

          WHEREAS, each of the Stockholders owns the number of shares of common stock, par value $0.01 per share ("Common Stock"), of PBOC Holdings, Inc. (the "Holding Company") set forth opposite such Stockholder's name on SCHEDULE A hereto;

          WHEREAS, as of December 8, 2000, the Holding Company, Buyer and Acquisition have entered into a Merger Agreement, dated the date thereof (the "Merger Agreement"), pursuant to which and subject to the terms and conditions thereof (i) Acquisition shall be merged (the "Merger") with and into the Holding Company with the Holding Company as the surviving corporation (the "Surviving Corporation"), (ii) each share of Common Stock shall be converted into the right to receive the Per Share Merger Consideration (as defined in the Merger Agreement), and (iii) each share of common stock, par value $1.00 per share, of Acquisition shall be converted into and become one share of common stock, par value $0.01 per share, of the Surviving Corporation;

          WHEREAS, the consummation of the Merger is subject to the approval by holders of a majority of all outstanding shares of Common Stock entitled to vote thereon;

          WHEREAS, the Board of Directors of the Holding Company has deemed the consummation of the Merger to be in the best interests of the Holding Company and its stockholders;

          WHEREAS, each of the Stockholders listed on SCHEDULE A hereto has agreed to vote in favor of the Merger and the Merger Agreement as provided herein;

          NOW THEREFORE, in consideration of and premised upon the various representations, warranties, covenants and other agreements and undertakings of Buyer, Acquisition and the Stockholders contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                      PROXY

          SECTION 1.01. IRREVOCABLE PROXY. Stockholder hereby irrevocably appoints Buyer, until termination of the Merger Agreement, as the Stockholder's attorney and proxy, with full power of substitution, to vote, and otherwise act (by written consent or otherwise) with respect to the shares of Common Stock which the Stockholder is entitled to vote at any meeting of the stockholders of the Holding Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, in such manner as Buyer or its substitute shall, in its sole discretion, deem proper with respect to the following

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matters: (i) any proposal for the adoption or approval of the Merger and the
Merger Agreement; (ii) any proposal relating to (A) the sale of stock or assets of the Holding Company or any of its subsidiaries or any interest therein other than as contemplated by the Merger Agreement, (B) the merger, consolidation or other combination of the Holding Company or any of its subsidiaries with any person, other than as contemplated by the Merger Agreement, (C) the liquidation, dissolution or reorganization of the Holding Company or any of its subsidiaries, or (D) any other action or agreement that would result in a breach of any covenant, representation, warranty or any other obligation or agreement of the Holding Company or any of its subsidiaries under the Merger Agreement or which could result in any of the conditions to Buyer and Acquisition's obligations under the Merger Agreement not being fulfilled; and (iii) as otherwise necessary or appropriate to enable the Holding Company, Buyer and Acquisition to consummate the transactions contemplated by the Merger Agreement. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to the shares of Common Stock owned by the Stockholder which the Stockholder may have heretofore appointed or granted (other than a proxy to vote in accordance with Section 1.01 hereof), and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Stockholder with respect thereto (other than in accordance with Section 1.01 hereof). All authority herein conferred or agreed to be conferred shall survive the death, incapacity, bankruptcy or liquidation of the Stockholder and any obligation of the Stockholder under this Agreement shall be binding upon its heirs, representatives, assigns and successors.


                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

          Each Stockholder hereby represents and warrants to Buyer as follows:

          SECTION 2.01. AUTHORITY. The Stockholder has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. This Proxy has been duly authorized, executed and delivered by the Stockholder and, assuming this Proxy constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent that the enforceability thereof may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies; and (ii) general principles of equity, including, without limitation, principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

          SECTION 2.02. NO CONFLICT. The execution and delivery of this Proxy by the Stockholder and performance of such Stockholder's obligations hereunder do not: (i) conflict with or violate any laws applicable to the Stockholder or by which the shares of Common Stock of the Stockholder are bound or affected; or
(ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the shares of Common Stock of the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the shares of Common Stock of the Stockholder are bound or affected.

          SECTION 2.03. TITLE TO THE SHARES. As of the date hereof, the Stockholder is the record and beneficial owner of the number of shares of Common Stock set forth opposite the Stockholder's name on the signature page hereto. Such shares of Common Stock are all of such shares as are owned, either of record or beneficially, by the Stockholder. The Stockholder owns all the shares of Common Stock set forth opposite the Stockholder's name on the signature page hereto free and clear of all security interests, liens, claims, pledges,

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options, rights of first refusal, contracts, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever. Except as provided in this Proxy, the Stockholder has not appointed or granted (and will not, after the date hereof, appoint or grant) any proxy, which appointment or grant is still effective, with respect to the shares set forth opposite the Stockholder's name on the signature page hereto, other than in accordance with
Section 1.01 hereof.


                                   ARTICLE III

                          COVENANTS OF THE STOCKHOLDERS

          SECTION 3.01. NO DISPOSITION OR ENCUMBRANCE OF SHARES. Each Stockholder hereby covenants and agrees that, except as contemplated by this Proxy, the Stockholder shall not, and shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy (other than the irrevocable proxy granted herein) or power of attorney with respect to, create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, contract, limitation on the Stockholder's voting rights, charge or other encumbrance of any nature whatsoever with respect to, the Stockholder's shares of Common Stock, or directly or indirectly, initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing; PROVIDED, HOWEVER that if the Stockholder is currently serving as a director or officer of the Holding Company, the Stockholder, acting in such capacities, shall not be precluded from taking any such action or any action precluded by Section 3.02, based upon the advice of counsel, that his or her fiduciary duties to the Holding Company obligate the Stockholder to do so.

          SECTION 3.02. NO NEGOTIATIONS. Each Stockholder shall not, and shall not permit any of its subsidiaries, affiliates, representatives, agents or any other person acting for or on behalf of such Stockholder to, solicit, entertain offers from, negotiate with, or in any manner discuss, encourage, recommend or agree to any proposal relating to (a) the sale of the stock or assets of the Holding Company or any of its subsidiaries or any interest therein, (b) the merger, consolidation or other combination of the Holding Company or any of its subsidiaries with any person, or (c) the liquidation, dissolution or reorganization of the Holding Company or any of its subsidiaries, except as specifically contemplated by the Merger Agreement. Without limiting the generality of the foregoing, the Stockholder shall not, and shall not permit any of its subsidiaries, affiliates, representatives, agents or any other person acting for or on behalf of the Stockholder to, furnish or cause to be furnished any information with respect to the Holding Company or any of its subsidiaries to any person (other than the Buyer and its employees and agents and other than as required by law). If the Stockholder or any of its subsidiaries, affiliates, representatives, agents or any other person acting for or on behalf of the Stockholder receives from any person any offer, proposal or informational request that may be subject to this Section, the Stockholder shall promptly advise such person, by written notice, of the terms of this Section and shall promptly deliver a copy of such notice to the Buyer. Nothing herein shall, to the extent not prohibited by the Merger Agreement, prohibit any Stockholder who is an officer of the Holding Company from acting in his or her capacity as such, or who is a director of the Holding Company from participating in meetings of the Board or Committees thereof.


                                   ARTICLE IV

                                  MISCELLANEOUS

          SECTION 4.01. TERMINATION. This Proxy shall remain in effect until the first to occur of (i) the Closing Date, or (ii) the termination of the Merger Agreement.

          SECTION 4.02. DEFINITIONS. Any terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

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          SECTION 4.03. FURTHER ASSURANCES. The Stockholders will execute and deliver all such further documents and instruments and take all such further action as may reasonably be necessary in order to consummate the transactions contemplated hereby, including, without limitation, the transactions contemplated by the Merger Agreement.

          SECTION 4.04. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Proxy was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          SECTION 4.05. ENTIRE AGREEMENT. This Proxy constitutes the entire agreement between the Stockholders and the Buyer with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Buyer and the Stockholders with respect to the subject matter hereof.

          SECTION 4.06. AMENDMENT. This Proxy may not be amended, altered or modified except by a written instrument executed by the respective parties hereto; provided that the agreement of the other Stockholders shall not be required to amend, alter or modify the Proxy of any Stockholder.

          SECTION 4.07. SEVERABILITY. If any term or other provision of this Proxy is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Proxy shall nevertheless remain in full force and effect so long as the economic or legal substance of this Proxy is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Proxy so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Proxy remain as originally contemplated to the fullest extent possible.

          SECTION 4.08. GOVERNING LAW. This Proxy shall be construed and interpreted according to the internal laws of the State of Illinois.

          SECTION 4.09. COUNTERPARTS. This Proxy may be executed in any number of counterparts, each of which shall be deemed an original and each of which shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the Stockholders have duly executed this Proxy as of the date first above written.


                                   STOCKHOLDERS:


Number of Shares of
Common Stock owned:      637,418        Arbur Inc.
                                        Print Name:


Number of Shares of
Common Stock owned:      5,000          Murray Kalis
                                        Print Name:



Number of Shares of
Common Stock owned:      74,403         J. Michael Holmes
                                        Print Name:



Number of Shares of
Common Stock owned:      281,910        Rudolf P. Guenzel
                                        Print Name:



Number of Shares of
Common Stock owned:      500            C. Stephen Mansfield
                                        Print Name:



Number of Shares of
Common Stock owned:      8,000          John F. Davis
                                        Print Name:



Number of Shares of
Common Stock owned:      12,340         Carl Lobue
                                        Print Name:

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AGREED TO AND ACCEPTED:

FBOP CORPORATION


By:       /s/ Michael E. Kelly
   ------------------------------------
  Name:   Michael E. Kelly
       --------------------------------
  Title:  Chairman
        -------------------------------



FBOP ACQUISITION COMPANY


By:       /s/ Michael E. Kelly
   ------------------------------------
  Name:   Michael E. Kelly
       --------------------------------
  Title:  Chairman
        -------------------------------